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                                                                   Exhibit 23(b)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the inclusion in Amendment No. 1 to Registration Statement No. 333-62355 on Form S-4 of Gold Banc Corporation, Inc. of our report dated February 6, 1998, except for Note 17 as to which the date is May 19, 1998, with respect to First State Bancorp, Inc.'s financial statements as of December 31, 1997 and 1996, and for each of the years in the three-year period ended December 31, 1997. We also consent to the reference to our firm under the heading "Experts" in the related Prospectus.


                                    /s/ Baird Kurtz & Dobson


Joplin, Missouri
September 11, 1998